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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated January 24, 1997, accompanying the consolidated financial statements and schedules included in the Annual Report of WinStar Communications, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of WinStar Communications, Inc. on Form S-8 (Registration Nos. 33-87568; 33-98668 and 333-15073) and Form S-3 (Registration Nos. 33-95242; 333-6079 and 333-18465).

GRANT THORNTON LLP

New York, New York

March 31, 1997